Exhibit 1.1

OPEN MARKET SALE AGREEMENTSM

August 14, 2026

JEFFERIES LLC
520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Vuzix Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), on the terms set forth in this agreement (this “Agreement”).

Section 1. DEFINITIONS

(a)            Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount (as defined below) pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price Limitation” means the minimum price per share set by the Company in the applicable Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the applicable Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the applicable Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 per share without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Capital Market or such other national securities exchange on which the Common Shares, including any Shares (as defined below), are then listed.

“Rule 462(b) Registration Statement” means any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of Shares.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the first business day, or such other time period as required by the Exchange Act or by the rules promulgated thereunder, following each Trading Day during the period set forth in the applicable Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the Company’s Common Shares issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date (as defined below) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)            Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-276997) that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the Base Prospectus, together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K with the Commission the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b)            Compliance with Registration Requirements. The Original Registration Statement was declared effective by the Commission under the Securities Act. Any Rule 462(b) Registration Statement filed after the date hereof that relates to the Shares will be automatically effective following such filing and prior to the delivery of any Issuance Notice related to Shares registered thereby. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply, as applicable, in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Representation Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) if, and when available, considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at each Representation Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)            Subsidiaries. All of the direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act) of the Company (each, a “Subsidiary”) are set forth in the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(d)            Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Change (as defined below) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(e)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection herewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(f)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Change.

(g)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(h)            Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The holder of the Shares will not be subject to personal liability by reason of being such holder. The Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(i)             Capitalization. The capitalization of the Company is as set forth in the Prospectus as of the dates set forth therein. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) to employees pursuant to the Company’s employee stock option or purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the issuance of the Shares). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(j)             SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(k)            Material Changes; Undisclosed Events, Liabilities or Developments. Except as otherwise disclosed in the Registration Statement or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could be reasonably expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects of the Company and its Subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(l)             Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance of the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)            Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Change. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(n)            Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Change.

(o)            Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Change (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(p)            Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)            Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Prospectus and which the failure to so have could have a Material Adverse Change (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except with respect to possible expirations of existing granted patents. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included in the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Change. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(r)             Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)            Transactions with Affiliates and Employees. Except as set forth in the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)             Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(u)            Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Agent’s compensation, as determined by FINRA.

(v)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)            Registration Rights. Except as disclosed in the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y)            Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Agent and the Company fulfilling their obligations or exercising their rights under this Agreement.

(z)            No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Principal Market on which any of the securities of the Company are listed or designated.

(aa)          Solvency. After giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. The Prospectus sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Change, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc)          Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd)          Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)          Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Russia, Cuba, Iran, North Korea and, prior to July 1, 2025, Syria (collectively, “Sanctioned Territories” and each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory.

(ff)            Export Compliance. The Company and each of its Subsidiaries has not, nor has any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries violated or failed to comply with any applicable law related to the export or reexport of goods (including hardware, software and technology), services and know-how except in such cases as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

(gg)          Accountants. WithumSmith+Brown, PC, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(hh)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Agent’s request.

(ii)            Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)            FINRA Affiliation. No officer, director or, to the knowledge of the Company, any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Agent if it learns that any officer, director or owner of 10% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(kk)          Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(ll)            Board of Directors. The Board of Directors is comprised of the persons disclosed as such in the Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Principal Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Principal Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Principal Market.

(mm)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Change.

(nn)         Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.

(oo)         Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects

(pp)         ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(qq)          No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(rr)            Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. During the past five (5) years, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss)          Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all times during the past five (5) years were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times during the past five (5) years made all disclosures to users or customers required by applicable Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Privacy Laws in any material respect. The Company further certifies that during the past five (5) years neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Any certificate signed by any officer or representative of the Company or any of its Subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF COMMON SHARES

(a)            Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b)            Mechanics of Issuances.

(i)            Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii)           Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii)          Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing Principal Market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(iv)          Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v)          Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon by the parties at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi)         Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii)        No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(viii)       Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)            Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d)            Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and, with the prior written approval of the Company, of the Agent and any such consultants, and the cost of any aircraft chartered with the prior written approval of the Company in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $75,000 in connection with execution of this Agreement and (B) $15,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o).

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)            Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act).

(b)            Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f).

(d)            Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act, and excluding any prospectus supplement not relating to the sale of the Shares hereunder), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)            Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)             Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s consent. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s consent.

(g)            Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h)            Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)            Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(j)             Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)            Listing; Reservation of Shares. (a)  The Company will maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(l)             Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m)            Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices or virtually, as the Agent may reasonably request from time to time.

(n)            Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o)            Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(i)            the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(ii)           the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or

(iii)          the filing with the Commission of a current report on Form 8-K of the Company (i) containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) and/or (ii) disclosing any material transaction requiring the filing of historical or pro forma financial statements under Item 9.01 of Form 8-K and subject to the guidance set forth in Section 2050.3 of the Financial Reporting Manual of the Commission which is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (iii) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.

(p)            Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Sichenzia Ross Ference Carmel LLP, counsel to the Company, Harter Secrest & Emery LLP, intellectual property counsel to the Company, and Paul Hastings LLP, counsel to the Agent, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(q)            Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause WithumSmith+Brown, PC, the independent registered public accounting firm who has audited or reviewed the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent in connection with any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements; provided, that, such comfort letter shall not be required to be delivered to the Agent unless and until the Company delivers an Issuance Notice that is effective on or after the date of occurrence of such material transaction or event. Subject to the preceding sentence, the Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 10-K or a quarterly report on Form 10-Q.

(r)             Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(s)            Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t)            Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(u)            Market Activities. The Company has neither taken, nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(v)            Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction to offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) offer, issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under the rules of the Principal Market or other compensation plan of the Company or its Subsidiaries, as in effect on the date of this Agreement, (ii) offer, issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, and (iii) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)            Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i)	Accuracy of the Company’s Representations and Warranties; Performance by the Company. The representations and warranties of the Company contained in this Agreement are true and correct as of the date of the Issuance Notice (other than representations and warranties made as of a specific date that shall be true and correct as of such date), and the Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii)	Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv)	No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market either shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)            Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)            No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agent through its bad faith or willful misconduct, and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the first two sentences of the tenth paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall apply to any loss, claim damage, liability or expense only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information. The indemnity agreement set forth in this Section 6 (b) shall be in addition to any liabilities that the Agent may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent (in the case of counsel for the indemnified parties referred to in Section 6(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) calendar days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total Selling Commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in, Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Selling Commissions received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a)            Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)            Termination; Survival Following Termination.

(i)            Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii)           In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a)            Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)            No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)            Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering contemplated by this Agreement that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail (if applicable) or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC
520 Madison Avenue
New York, NY 10022
Facsimile: (646) 786-5719
Attention: General Counsel

and an additional copy (which shall not constitute notice) to:

Paul Hastings LLP
The MetLife Building
200 Park Avenue
New York, New York 10166
Attention: Siavosh Salimi and William Magioncalda

If to the Company:

Vuzix Corporation
25 Hendrix Road,

West Henrietta, New York 14586
Attention: Chief Executive Officer.

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Gregory Sichenzia
Facsimile: (212) 930-9725

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f)             Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)            Recognition of U.S. Special Resolutions Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(i)             General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

VUZIX CORPORATION

By:	/s/ Grant Russell
	Name:	Grant Russell
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
	Name:	Michael Magarro
	Title:	Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sale Agreement between Vuzix Corporation (the “Company”) and Jefferies LLC (the “Agent”) dated as of August [●], 2026. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date that the Registration Statement expires: May 3, 2027

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):
_______________________

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share

Comments:

By:
Name:
Title:

A-1

Schedule A

Notice Parties

The Company

Grant Russell

Eric Black

The Agent

Michael Magarro